Exhibit 99.1

News For Immediate Release

Amplify Energy Announces Fourth Quarter and Full Year 2017 Results,

Year-End 2017 Proved Reserves and 2018 Guidance

HOUSTON, March 7, 2018—Amplify Energy Corp. (OTCQX: AMPY) (“Amplify” or the “Company”) announced today its operating and financial results for the fourth quarter and full year 2017, year-end 2017 proved reserves and provided guidance for the first quarter and full year 2018.

Strategic Updates

•	Increased reserves: 2017 year-end proved reserves of 990 Bcfe, an increase of approximately 8% compared to 2016 year-end proved reserves

•	Reduced debt: As of March 5, 2018, Amplify reduced net debt to $340 million, inclusive of $17 million of cash on hand, from $371 million of net debt as of November 3, 2017

•	Optimization / transformation: Continued to work with the Board and advisors to evaluate strategic alternatives, improve cost structure and streamline the asset base to be a growth-oriented, low-cost E&P operator; through March 5, 2018, the Company has reduced annual recurring cash G&A by approximately $6 million

•	Economic drilling / free cash flow generation: Announced 2018 first quarter and full year guidance, which includes an active horizontal drilling program in East Texas targeting the Cotton Valley and generates significant free cash flow

Key Fourth Quarter Highlights

•	Increased daily production 4% to 184.3 MMcfe/d, in-line with quarterly guidance

•	Reduced lease operating expenses to $1.57 per Mcfe, a reduction of 12% from the third quarter 2017 and below the low end of the guidance range of $1.63 to $1.75 per Mcfe

•	Generated net cash provided by operating activities of $44 million for the quarter, exceeding the midpoint of guidance of $35 million

•	Generated Adjusted EBITDA of $48 million, exceeding the high end of the guidance range of $37 million to $42 million

•	Generated $31 million of free cash flow, exceeding the high end of the guidance range of $20 million to $25 million

•	Reduced total debt to annualized Adjusted EBITDA to 2.0x for the fourth quarter from 2.7x at the end of the third quarter

“This has been another strong quarter for Amplify. Our assets and our employees continue to perform very well as we transition to a more streamlined, growth-oriented E&P company. Throughout 2017 we consistently met or exceeded our guidance metrics by maximizing production, driving down costs and generating significant cash flow which was used to pay down debt and further enhance liquidity,” said Bill Scarff, President and Chief Executive Officer of Amplify. “In 2018, we expect to direct a large portion of our capital budget into horizontal drilling opportunities in our core East Texas asset, and we expect the Company to generate significant free cash flow throughout the year. We will also continue to work closely with our Board to explore portfolio rationalization for non-core assets, but will only make divestment decisions that are in the best interest of our shareholders. The strong performance and significant cash flow from our assets gives us flexibility to execute strategies that will maximize value.”

Key Financial Results

$ in millions	4Q17		3Q17		FY 2017		FY 2016
Average daily production (MMcfe/d)	184.3		177.4		181.3		223.4
Total revenues	$87.5		$75.6		$314.7		$284.6
Total assets	$917.5		$951.4		$917.5		$1,973.3
Net Income (loss)	$9.7		($7.5)		($89.7)		($540.4)
Adjusted EBITDA (a non-GAAP financial measure)	$48.2		$37.8		$158.2		$320.6
Total debt (1)	$376.0		$403.0		$376.0		$1,622.9
Total debt / Adjusted EBITDA (2)	2.0	x	2.7	x	2.4	x	5.1	x
Net cash provided by (used in) operating activities	$44.3		$37.3		$220.1		$408.6
Total capital	$11.6		$25.4		$61.2		$52.7

(1)	As of December 31, 2017, September 30, 2017, December 31, 2017 and December 31, 2016, respectively
(2)	Annualized for the respective quarter ended

Revolving Credit Facility and Liquidity

On December 6, 2017, the Company announced that it had completed its fall redetermination of the revolving credit facility borrowing base and entered into an amendment to its credit agreement. The redetermination resulted in a revised borrowing base of $450 million beginning in November 2017, with scheduled monthly reductions of $2.5 million until the borrowing base reaches $437.5 million in April 2018.

As of March 5, 2018, Amplify had total debt of $357 million under its revolving credit facility, with a current borrowing base of $440 million. Amplify’s liquidity was $98 million as of March 5, 2018, consisting of $17 million of cash on hand and available borrowing capacity of $81 million (including the impact of $2.4 million in outstanding letters of credit). The next regularly scheduled borrowing base redetermination is expected to occur in April 2018.

Comparison of Fourth Quarter Guidance vs Actual Results

	4Q2017 Guidance (1)			Q4
	November 7, 2017			2017
	Low		High	Actuals
Net Average Daily Production
Oil (MBbls/d)	9.5	—	10.2	10.1
NGL (MBbls/d)	4.7	—	5.0	5.0
Natural Gas (MMcf/d)	89	—	96	93.9
Total (MMcfe/d)	174	—	188	184.3

Commodity Price Differential / Realizations (Unhedged)
Crude Oil Differential ($ / Bbl)	$3.50	—	$4.00	$2.39
NGL Realized Price (% of WTI NYMEX)	47%	—	53%	51%
Natural Gas Realized Price (% of NYMEX to Henry Hub)	97%	—	101%	100%

Gathering, Processing and Transportation Costs
Crude Oil ($ / Bbl)	$0.75	—	$0.85	$0.69
NGL ($ / Bbl)	$4.75	—	$4.90	$4.82
Natural Gas ($ / Mcf)	$0.52	—	$0.60	$0.54
Mcfe ($/ Mcfe)	$0.43	—	$0.50	$0.44

Average Costs
Lease Operating ($ / Mcfe)	$1.63	—	$1.75	$1.57
Taxes (% of Revenue) (2)	5.8%	—	6.4%	5.7%
Recurring Cash General and Administrative ($ / Mcfe) (3)	$0.60	—	$0.64	$0.55

Net Cash Provided by Operating Activities ($MM) (4)		$35		$44

Adjusted EBITDA ($MM) (5)	$37	—	$42	$48
Cash Interest Expense ($MM)	$4	—	$6	$5
Capital Expenditures ($MM)	$10	—	$15	$12
Free Cash Flow (MM) (5)	$20	—	$25	$31

(1)	Guidance based on NYMEX strip pricing as of October 27, 2017; Average prices of $50.40 / Bbl for crude oil and $3.06 / Mcf for natural gas for 2017
(2)	Includes production, ad valorem and franchise taxes
(3)	Recurring cash general and administrative cost guidance excludes reorganization expenses and non-cash compensation
(4)	Net Cash Provided by Operating Activities guidance does not include certain restructuring and reorganization expenses or changes in working capital
(5)	Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. Please see “Use of Non-GAAP Financial Measures” for a description of Adjusted EBITDA and Free Cash Flow and the reconciliation to the most comparable GAAP financial measure

2017 Year-End Proved Reserve Update

Proved reserves at December 31, 2017 were approximately 990 Bcfe, of which approximately 44% were crude oil, 41% were natural gas and 15% were natural gas liquids. Approximately 71% of proved reserves were classified as proved developed with a total standardized measure of discounted future net cash flows of approximately $768 million.

Proved Reserves Table

Total Proved Reserves (Bcfe)
Proved reserves at December 31, 2016	917
Revisions of previous estimates	131
Extensions and discoveries	8
Production	(66)
Proved reserves at December 31, 2017	990

Production and Drilling Program Update

During the fourth quarter of 2017, Amplify increased average daily production by 4% to 184.3 MMcfe/d, in-line with quarterly guidance. This increase was driven primarily by first production from three new horizontal Cotton Valley wells that came online in the third quarter. Prior to year-end 2017, three additional horizontal Cotton Valley wells were drilled in the Joaquin area. Two of those wells were completed in the first quarter of 2018, with the third scheduled for completion in the second quarter 2018.

In 2018, the Company plans to drill an additional seven horizontal wells targeting the Cotton Valley formation, four of which are expected to be online prior to year-end.

The Company also participated in 3.0 gross (0.2 net) non-operated wells brought on-line in the fourth quarter of 2017 in the Eagle Ford Shale and Austin Chalk formations. The average IP30 for these wells was 1,070 Boe/d per well (91% liquids). Amplify expects to participate in 10 gross (0.5 net) new non-operated Eagle Ford shale wells, which will achieve first production by the second quarter of 2018.

Capital Spending Update and Outlook

Amplify’s capital spend for the fourth quarter was approximately $12 million, in-line with quarterly guidance. Fourth quarter capital was allocated 64% in East Texas, 21% in the Eagle Ford and the remainder focused primarily on workover and infrastructure related projects in California, the Rockies and South Texas.

Based on the Company’s current drilling plans, the Company’s capital spending program for the full year 2018 is expected to be approximately $65 to $80 million. Amplify anticipates spending approximately 80% of this capital in East Texas and 7% in the Eagle Ford, with the remainder focused primarily on infrastructure-related projects in California, the Rockies and South Texas. Details of the 2018 capital spending program are below:

$ in millions	2018 Guidance Midpoint	% of Total
East Texas:
Horizontal Development	$50.0	69%
Workovers	5.0	7%
Land, Facilities and Other	3.0	4%

Total East Texas	$58.0	80%

Eagle Ford Non-Op - Horizontal Development	5.0	7%
California - Facilities & Workovers	5.0	7%
Rockies - Facilities & Workovers	4.0	6%
South Texas - Facilities & Workovers	0.5	1%

Total Other Areas	14.5	20%

Total 2018 Capital Program	$72.5	100%

First Quarter and Full Year 2018 Guidance

The following guidance included in this press release is subject to the cautionary statements and limitations described under the “Forward-Looking Statements” caption at the end of this press release. Amplify’s updated 2018 guidance is based on its current expectations regarding capital expenditure levels and on the assumption that market demand and prices for oil and natural gas will continue at levels that allow for economic production of these products.

A summary of the guidance is presented below:

	Q1 2018E (1)			FY 2018E (1)
	Low		High	Low		High
Net Average Daily Production
Oil (MBbls/d)	9.3	—	9.9	8.9	—	9.8
NGL (MBbls/d)	4.6	—	4.8	4.6	—	5.0
Natural Gas (MMcf/d)	86	—	91	89	—	98
Total (MMcfe/d)	169	—	179	169	—	187

Commodity Price Differential / Realizations (Unhedged)
Oil Differential ($ / Bbl)	$3.35	—	$4.00	$3.75	—	$4.50
NGL Realized Price (% of WTI NYMEX)	38%	—	45%	38%	—	45%
Natural Gas Realized Price (% of NYMEX to Henry Hub)	96%	—	100%	96%	—	100%

Gathering, Processing and Transportation Costs
Oil ($ / Bbl)	$0.63	—	$0.70	$0.63	—	$0.70
NGL ($ / Bbl)	$4.75	—	$5.00	$4.75	—	$5.00
Natural Gas ($ / Mcf)	$0.55	—	$0.65	$0.55	—	$0.65

Total ($ / Mcfe)	$0.43	—	$0.51	$0.43	—	$0.51

Average Costs
Lease Operating ($ / Mcfe)	$1.81	—	$1.92	$1.64	—	$1.81
Taxes (% of Revenue) (2)	5.0%	—	6.3%	5.0%	—	6.0%
Recurring Cash General and Administrative ($ / Mcfe) (3)	$0.59	—	$0.63	$0.46	—	$0.51

Net Cash Provided by Operating Activities ($MM) (4)		$35			$149

Adjusted EBITDA ($MM) (5)	$37	—	$43	$160	—	$175
Cash Interest Expense ($MM)	$4	—	$6	$16	—	$22
Capital Expenditures ($MM)	$10	—	$16	$65	—	$80
Free Cash Flow (MM) (5)	$19	—	$24	$71	—	$86

(1)	Guidance based on NYMEX strip pricing as of February 23, 2018; Average prices of $61.87 / Bbl for crude oil and $2.80 / Mcf for natural gas for 2018
(2)	Includes production, ad valorem and franchise taxes
(3)	Recurring cash general and administrative cost guidance excludes reorganization expenses and non-cash compensation
(4)	Net Cash Provided by Operating Activities guidance does not include certain restructuring and reorganization expenses or changes in working capital
(5)	Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. Please see “Use of Non-GAAP Financial Measures” for a description of Adjusted EBITDA and Free Cash Flow and the reconciliation to the most comparable GAAP financial measure

Hedging Update

Since Amplify’s previous hedge update as of November 3, 2017, the Company has added oil swaps of approximately 1,000 Bbls/d and NGL swaps of approximately 1,300 Bbls/d in 2019. The Company also added approximately 23 MMcf/d of natural gas swaps in 2019. As a percentage of its full year 2018 guidance, the Company’s production is now 56% hedged in 2018 and 22% hedged in 2019. The following table reflects the hedged volumes under Amplify’s commodity derivative contracts and the average fixed or floor prices at which production is hedged for January 2018 through December 2019, as of March 7, 2018.

Hedge Summary
	Year Ending December 31,
	2018	2019

Natural Gas Derivative Contracts:
Total weighted-average fixed/floor price ($/MMbtu)	$3.56	$2.91
Total natural gas volumes hedged (MMcf/d)	57.3	9.9

Oil Derivative Contracts:
Total weighted-average fixed/floor price ($/Bbl)	$71.31	$51.34
Total oil volumes hedged (MBbl/d)	5.0	3.6

Natural Gas Liquids Derivative Contracts:
Total weighted-average fixed/floor price ($/Bbl)	$24.13	$27.47
Total NGL volumes hedged (MBbl/d)	2.2	1.3

Total Derivative Contracts:
Total weighted-average fixed/floor price ($/Mcfe)	$6.11	$6.35
Total equivalent volumes hedged (MMcfe/d)	100.3	39.4

Amplify posted an updated hedge presentation containing additional information on its website, www.amplifyenergy.com, under the Investor Relations section.

Annual Report on Form 10-K

Amplify’s financial statements and related footnotes will be available in its Annual Report on Form 10-K for the year ended December 31, 2017, which Amplify expects to file with the Securities and Exchange Commission on or before March 16, 2018.

Conference Call

Amplify will host an investor teleconference today at 10:00 a.m. Central Time to discuss these operating and financial results. Interested parties may join the webcast by visiting Amplify’s website, www.amplifyenergy.com, and clicking on the webcast link or by dialing (833) 883-4379 at least 15 minutes before the call begins and providing the Conference ID: 2084357. The webcast and a telephonic replay will be available for fourteen days following the call and may be accessed by visiting Amplify’s website, www.amplifyenergy.com, or by dialing (855) 859-2056 and providing the Conference ID: 2084357.

About Amplify Energy

Amplify Energy Corp. was formed in May 2017 as the reorganized successor to Memorial Production Partners LP. Amplify is headquartered in Houston, Texas and is an independent oil and natural gas company engaged in the acquisition, development, exploitation and production of oil and natural gas properties. The Company’s operations are focused in East Texas / North Louisiana, the Rockies, offshore California and South Texas. For more information, visit www.amplifyenergy.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Amplify expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “will,” “would,” “should,” “could,” “expect,” “anticipate,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “potential,” the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Amplify believes that these statements are based on reasonable assumptions, but such assumptions may prove to be inaccurate. Such statements are also subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Amplify, which may cause Amplify’s actual results to differ materially from those implied or expressed by the forward-looking statements. Please read the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in its Annual Report on Form 10-K, and if applicable, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other public filings and press releases for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. All forward-looking statements speak only as of the date of this press release. All forward-looking statements in this press release are qualified in their entirety by these cautionary statements. Amplify undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow. The accompanying schedules provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. Amplify’s non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flows provided by operating activities or any other measure of financial performance calculated and presented in accordance with GAAP. Amplify’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as Amplify does.

Adjusted EBITDA. Amplify defines Adjusted EBITDA as net income or loss, plus interest expense; income tax expense; depreciation, depletion and amortization; impairment of goodwill and long-lived assets; accretion of asset retirement obligations; losses on commodity derivative instruments; cash settlements received on expired commodity derivative instruments; losses on sale of assets; unit-based compensation expenses; exploration costs; acquisition and divestiture related expenses; amortization of gain associated with terminated commodity derivatives, bad debt expense; and other non-routine items, less interest income; gain on extinguishment of debt; income tax benefit; gains on commodity derivative instruments; cash settlements paid on expired commodity derivative instruments; gains on sale of assets and other, net; and other non-routine items. Adjusted EBITDA is commonly used as a supplemental financial measure by management and external users of Amplify’s financial statements, such as investors, research analysts and rating agencies, to assess: (1) its operating performance as compared to other companies in Amplify’s industry without regard to financing methods, capital structures or historical cost basis; (2) the ability of its assets to generate cash sufficient to pay interest and support Amplify’s indebtedness; and (3) the viability of projects and the overall rates of return on alternative investment opportunities. Since Adjusted EBITDA excludes some, but not all, items that affect net income or loss and because these measures may vary among other companies, the Adjusted EBITDA data presented in this press release may not be comparable to similarly titled measures of other companies. The GAAP measure most directly comparable to Adjusted EBITDA is net cash provided by operating activities.

Free Cash Flow. Amplify defines Free Cash Flow as Adjusted EBITDA, less cash income taxes; cash interest expense; and total capital expenditures. Free cash flow is an important non-GAAP financial measure for Amplify’s investors since it serves as an indicator of the Company’s success in providing a cash return on investment. The GAAP measure most directly comparable to distributable cash flow is net cash provided by operating activities.

Selected Operating and Financial Data (Tables) –

Amplify Energy Corp.

Selected Financial Data - Unaudited

Statements of Operations Data

	Three Months	Three Months
	Ended	Ended
(Amounts in $000s, except per unit data)	December 31, 2017	September 30, 2017
Revenues:
Oil and natural gas sales	$87,414	$75,534
Other income	81	55

Total revenues	87,495	75,589

Costs and Expenses:
Lease operating expense	26,586	29,119
Gathering, processing and transportation	7,461	7,077
Exploration	21	4
Taxes other than income	4,954	4,214
Depreciation, depletion and amortization	14,161	13,467
General and administrative expense	11,027	11,097
Accretion of asset retirement obligations	1,692	1,665
Realized (gain) loss on commodity derivatives	(9,169)	(12,992)
Unrealized (gain) loss on commodity derivatives	28,476	27,209
Other, net	(287)	772

Total costs and expenses	84,922	81,632

Operating Income (loss)	2,573	(6,043)

Other Income (Expense):
Interest expense, net	(6,331)	(5,808)
Other income (expense)	16,987	—

Total Other Income (Expense)	10,656	(5,808)

Income before reorganization items, net and income taxes	13,229	(11,851)

Reorganization items, net	(737)	(33)
Income tax benefit (expense)	(2,764)	4,348

Net income (loss)	$9,728	$(7,536)

Earnings per share:
Basic and diluted earnings per share	$0.38	$(0.30)

Selected Financial Data – Unaudited

Operating Statistics

	Three Months	Three Months
	Ended	Ended
(Amounts in $000s, except per unit data)	December 31, 2017	September 30, 2017
Oil and natural gas revenue:
Oil Sales	$49,303	$40,750
NGL Sales	12,779	9,927
Natural Gas Sales	25,332	24,857

Total oil and natural gas sales - Unhedged	$87,414	$75,534

Production volumes:
Oil Sales - MBbls	929	923
NGL Sales - MBbls	457	437
Natural Gas Sales - MMcf	8,635	8,158

Total - Mmcfe	16,957	16,317

Total - Mmcfe/d	184.3	177.4

Average sales price (excluding commodity derivatives):
Oil - per Bbl	$52.98	$44.16
NGL - per Bbl	$27.99	$22.72
Natural gas - per Mcf	$2.93	$3.05

Total - per Mcfe	$5.16	$4.63

Average unit costs per Mcfe:
Lease operating expense	$1.57	$1.78
Gathering, processing and transportation	$0.44	$0.43
Taxes other than income	$0.29	$0.26
General and administrative expense	$0.65	$0.68
Depletion, depreciation, and amortization	$0.84	$0.83

Selected Financial Data - Unaudited

Balance Sheet Data

(Amounts in $000s, except per unit data)	December 31, 2017	September 30, 2017
Total current assets	$78,549	$94,996
Property and equipment, net	673,432	676,035
Total assets	917,466	951,351
Total current liabilities	42,601	66,999
Long-term debt	376,000	403,000
Total liabilities	523,531	568,119
Total equity	393,933	383,232

Selected Financial Data - Unaudited

Statements of Cash Flows Data

	Three Months	Three Months
	Ended	Ended
(Amounts in $000s, except per unit data)	December 31, 2017	September 30, 2017
Net cash provided from operating activities	$44,329	$37,330
Net cash used in investing activities	(25,338)	(18,380)
Net cash provided by (used in) financing activities	(27,458)	(15,042)

Selected Operating and Financial Data (Tables)

Reconciliation of Unaudited GAAP Financial Measures to Non-GAAP Financial Measures

Adjusted EBITDA and Free Cash Flow

	Three Months	Three Months
	Ended	Ended
(Amounts in $000s, except per unit data)	December 31, 2017	September 30, 2017
Reconciliation of Adjusted EBITDA to Net Cash Provided from Operating Activities:
Net cash provided from operating activities	$44,329	$37,330
Changes in working capital	15,051	(6,358)
Interest expense, net	6,331	5,808
Amortization of deferred financing fees	(1,177)	(570)
Reorganization items, net	737	33
Exploration costs	28	4
Acquisition and divestiture related costs	371	238
Third-party midstream transaction	(16,979)	—
Plugging and abandonment cost	355	458
Current income tax expense (benefit)	(867)	897

Adjusted EBITDA:	$48,179	$37,840

Reconciliation of Free Cash Flow to Net Cash from Operating Activities:
Adjusted EBITDA:	$48,179	$37,840
Less: Cash interest expense	5,142	5,442
Less Capital expenditures	11,626	25,353

Free Cash Flow:	$31,411	$7,045

Selected Operating and Financial Data (Tables)

Reconciliation of Unaudited GAAP Financial Measures to Non-GAAP Financial Measures

Adjusted EBITDA and Free Cash Flow

	Three Months	Three Months
	Ended	Ended
(Amounts in $000s, except per unit data)	December 31, 2017	September 30, 2017
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Net income (loss)	$9,728	$(7,536)
Interest expense, net	6,331	5,808
Income tax expense	2,764	(4,348)
Depreciation, depletion and amortization	14,161	13,467
Accretion of asset retirement obligations	1,692	1,665
(Gains) losses on commodity derivatives	19,307	14,217
Cash settlements on expired commodity derivatives	9,169	12,992
Acquisition and divestiture related costs	371	238
Reorganization items, net	737	33
Unit-based compensation expense	973	1,016
Exploration costs	28	4
(Gain) / Loss on settlement of AROs	(103)	284
Third-party midstream transaction	(16,979)	—

Adjusted EBITDA:	$48,179	$37,840

Reconciliation of Free Cash Flow to Net Income (Loss):
Adjusted EBITDA:	$48,179	$37,840
Less: Cash interest expense	5,142	5,442
Less Capital expenditures	11,626	25,353

Free Cash Flow:	$31,411	$7,045

	Mid-Point	Mid-Point
	For Quarter Ended	For Year Ended
(in millions)	3/31/2018	12/31/2018
Calculation of Adjusted EBITDA:

Net income	$18	$80
Interest expense	5	19
Depletion, depreciation, and amortization	17	69

Adjusted EBITDA	$40	$168

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA:

Net cash provided by operating activities	$35	$149
Changes in working capital	—	—
Cash Interest Expense	5	19

Adjusted EBITDA	$40	$168

Reconciliation of Adjusted EBITDA to Free Cash Flow:
Adjusted EBITDA	$40	$168
Cash Interest Expense	(5)	(19)
Capital expenditures	(13)	(72)

Free Cash Flow	$22	$77

Contacts

Amplify Energy Corp.

Bobby Stillwell – Chief Financial Officer

(713) 588-8347

bobby.stillwell@amplifyenergy.com

Martyn Willsher – Treasurer

(713) 588-8346

martyn.willsher@amplifyenergy.com